U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                               AMENDMENT NO. 1 TO

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 22, 2006

                           NEOMEDIA TECHNOLOGIES, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                             0-21743                          36-3680347
-----------------------------        ------------------------       ---------------------------------
(State or Other Jurisdiction
       Incorporation)                (Commission File Number)       (IRS Employer Identification No.)

 2201 Second Street, Suite 600,
      Fort Myers, Florida                                                      33901
--------------------------------                                               -----
 (Address of Principal Executive
            Offices)                                                         (Zip Code)

                                          (239) - 337-3434
                                     ----------------------------
                                       (Registrant's Telephone
                                     Number, including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS


Completion of Acquisition of 12Snap AG.

      On February 10, 2006, NeoMedia and 12Snap AG ("12Snap") signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and $19,500,000 in shares of NeoMedia common stock. The $19,500,000 stock portion of the purchase price is represented by 49,294,581 shares of NeoMedia common stock, calculated by dividing $19,500,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 9, 2006.

      On  February  28,  2006,   NeoMedia  and  12Snap   completed  the  closing
requirements and the acquisition became effective.

      12snap AG is a non-public incorporated company headquartered in Munich with branches in Timisoara, New York, London, Milan, Stockholm and Vienna. As an expert in innovative marketing and entertainment for mobile phones, 12snap combines know-how in mobile applications, mobile loyalty and mobile marketing. In the mobile marketing space, 12snap creates and implements national and pan-European mobile marketing campaigns for international brands; its mobile loyalty business unit offers customer loyalty programs for companies and brands, and its mobile applications business unit is the center for development and software. 12snap sells and licenses a wide spectrum of mobile solutions to satisfy the demands of the current growing market and the new uses of the third mobile phone generation from dynamic video services and multiplayer games to personalized messaging applications. 12snap has 75 employees, and services to companies including McDonald's, MTV(R), Coca-Cola, Ferrero, Wella, adidas, Unilever and Gillette(R).

      This Form 8-K/A is being filed as Amendment No. 1 to NeoMedia's Form 8-K filed with the SEC on February 24, 2006, in order to provide the financial statements required by Items 7(a) and (b) of Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) Financial Statements of Acquired Businesses

      Report of Independent Auditors
      Consolidated Statement of Operations for the Years Ended December 31, 2005 and 2004
      Consolidated Balance Sheets as of December 31, 2005 and 2004
      Consolidated Statements of Shareholders' Deficit for the Years Ended December 31, 2005 and 2004
      Consolidated Statements of Cash Flow for theYears ended December 31, 2005 and 2004
      Notes to financial  statements  for the years ended  December 31, 2005 and
      2004

(b) Pro Forma Financial Information

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements
      Pro Forma Combined Balance Sheet as of December 31, 2005 (unaudited)
      Pro Forma Combined Statement of Operations for the Twelve Months Ended December 31, 2005 (unaudited)

(c) Exhibits

      23.1 - Consent of Ernst & Young AG, Independent Auditors of 12Snap AG

(a) Financial Statements of Acquired Business - 12 Snap AG


Report of Independent Auditors

The Board of Directors and Shareholders of l2snap AG, Munich

We have audited the accompanying consolidated balance sheets of l2snap AG as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of l2snap AG at December 31, 2005 and 2004 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses which have resulted in a significant accumulated deficit as well as a shareholders' deficit as of December 31, 2005. The Company may also require additional financing and cannot predict whether such financing will be available. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ Ernst & Young AG
Wirtschaftsprufungsgesellschaft

Munich, Germany
April 21, 2006

/s/ Moser                                   /s/ Buhl
Wirtschaftsprufer                           Wirtschaftsprufer
(Certified German Public Accountant)        (Certified German Public Accountant)

12snap AG

Consolidated Statements of Operations
For the Years Ended December 31, 2005 and 2004


                                                                 2005        2004
                                                                 KEUR        KEUR
                                                                ------      ------

Revenues                                                         5,979       5,429
                                                                ------      ------
Operating expenses:
     Marketing and selling expenses                             (2,920)     (2,458)
     General and administrative expenses                        (1,499)     (1,371)
     Technology and development expenses                        (1,225)       (640)
     Other operating expenses                                   (1,359)     (1,515)
                                                                ------      ------
Total operating expenses                                        (7,003)     (5,984)
                                                                ------      ------

Other income                                                       170         102
Interest income                                                    114         233
Interest expense                                                  (530)       (516)
                                                                ------      ------
Loss before income taxes and minority interest                  (1,270)       (736)
                                                                ------      ------

Income tax expense                                                  --         (18)
Loss attributable to minority shareholders                          16          16
                                                                ------      ------
Net loss                                                        (1,254)       (738)
                                                                ======      ======


         The accompanying notes are an integral part of the consolidated financial statements.

12snap AG

Consolidated Balance Sheets as of December 31, 2005 and 2004

                                                                          December 31, 2005   December 31, 2004
                                                                                 KEUR               KEUR
                                                                          -----------------   -------------------
Assets

Current assets:
    Cash and cash equivalents                                                   1,132               1,456
    Short-term investments                                                         44               1,331
    Accounts receivable                                                         1,788               1,751
    Prepaid expenses and other current assets                                     634                 254
                                                                              -------             -------
Total current assets                                                            3,598               4,792
                                                                              -------             -------

Non-current assets:
    Property, plant and equipment, net                                            189                 186
    Intangible assets, net                                                         83                  99
                                                                              -------             -------
Total non-current assets                                                          272                 285
                                                                              -------             -------
Total assets                                                                    3,870               5,077
                                                                              =======             =======


Liabilities and shareholders' deficit

Current liabilities:
    Accounts payable                                                              654                 724
    Silent partnership arrangements                                             3,500                  --
    Accrued interest                                                            1,144                  --
    Accrued expenses and other current liabilities                                674                 582
    Prepayments from customers and deferred revenue                             1,503               1,663
                                                                              -------             -------
Total current liabilities                                                       7,475               2,969
                                                                              -------             -------

Non-current liabilities:
    Silent partnership arrangements                                                --               3,500
    Accrued interest                                                               --                 893
                                                                                                  -------
Total non-current liabilities                                                      --               4,393
                                                                                                  -------
Total liabilities                                                               7,475               7,362
                                                                              -------             -------



Minority interest                                                                   6                  10

Shareholders' deficit:
    Common stock (no par value shares, EUR 1 stated value,                      4,917               4,917
    4,917,163 shares authorized; 4,417,212 and 4,425,447 issued and outstanding in 2005 and 2004, respectively)
    Additional paid-in capital                                                 41,933              41,933

    Treasury stock                                                               (477)               (463)
    Accumulated deficit                                                       (50,783)            (49,529)
    Cumulative translation adjustments                                            799                 847
                                                                              -------             -------
Total shareholders' deficit                                                    (3,611)             (2,295)
                                                                              -------             -------
Total liabilities and shareholders' deficit                                     3,870               5,077
                                                                              =======             =======


         The accompanying notes are an integral part of the consolidated financial statements.

12snap AG

Consolidated Statements of Shareholders' Deficit


                                             Common Stock                         Treasury Stock
                                       --------------------------            -------------------------
                                          Shares            KEUR               Shares            KEUR
                                       ----------     -----------            ---------     -----------

As of January 1, 2004                  4,917,163           4,917              491,716           (463)

Stock compensation                             -               -                    -              -
Foreign currency translation
adjustment                                     -               -                    -              -
Net loss                                       -               -                    -              -

                                       ----------     -----------            ---------     -----------

As of December 31, 2004                4,917,163           4,917              491,716           (463)
                                       ==========     ===========            =========     ===========

Purchase of treasury shares                    -               -                8,235            (14)
Foreign currency translation
adjustment                                     -               -                    -              -
Net loss                                       -               -                    -              -

                                       ----------     -----------            ---------     -----------

As of December 31, 2005                4,917,163           4,917              499,951           (477)
                                       ==========     ===========            =========     ===========


                                                 Additional     Accumulated         Cumulative       Total
                                                  paid-in         deficit          translation
                                                  capital                          adjustments



                                                    KEUR            KEUR               KEUR            KEUR
                                               --------------   -------------     --------------  --------------

As of January 1, 2004                             41,930          (48,791)              793            (1,614)

Stock compensation                                     3               --                --                 3
Foreign currency translation adjustment               --               --                54                54
Net loss                                              --             (738)               --              (738)

                                                 -------          -------           -------           -------

As of December 31, 2004                           41,933          (49,529)              847            (2,295)
                                                 =======          =======           =======           =======

Purchase of treasury shares                           --               --                --               (14)
Foreign currency translation adjustment               --               --               (48)              (48)
Net loss                                              --           (1,254)               --            (1,254)

                                                 -------          -------           -------           -------

As of December 31, 2005                           41,933          (50,783)              799            (3,611)
                                                 =======          =======           =======           =======


         The accompanying notes are an integral part of the consolidated financial statements.

12snap AG
Consolidated Statements of Cash Flow

                                                                                                     For the year ended
                                                                                     December 31, 2005       December 31, 2004
                                                                                            KEUR                    KEUR
                                                                                    ----------------------  ----------------------

Cash flows from operating activities:
 Net loss                                                                                    (1,254)                 (738)
 Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation & amortization                                                                 219                   229
    Loss from sale of non-current assets                                                         --                     2
    Change in minority interest                                                                  (4)                   10
    Stock option exercisements and purchase of treasury shares                                  (14)                    3
 Changes in operating assets and liabilities, net of effect from acquisitions:
    Accounts receivable                                                                         (37)               (1,052)
    Accrued interest                                                                            251                   226
    Prepaid expenses and other current assets                                                  (380)                 (179)
    Accounts payable                                                                            (70)                  183
    Accrued expenses and other current liabilities                                               92                    82
    Prepayments and deferred revenue                                                           (160)                 (307)

                                                                                             ------                ------
 Net cash used in operating activities                                                       (1,357)               (1,541)
                                                                                             ------                ------

Cash flows from investing activities:
 Purchase of property and equipment                                                            (180)                 (146)
 Purchase of intangible assets                                                                  (53)                 (117)
 Short-term investments                                                                       1,287                   181
 Purchase of financial assets                                                                    --                   (55)
 Proceeds from disposals of non-current assets                                                   27                   192

                                                                                             ------                ------
 Net cash provided by investing activities                                                    1,081                    55
                                                                                             ------                ------

Effect of exchange rates                                                                        (48)                   53
                                                                                             ------                ------

Net increase / (decrease) in cash and cash equivalents                                         (324)               (1,433)

Cash and cash equivalents, beginning of period                                                1,456                 2,889
                                                                                             ------                ------
Cash and cash equivalents, end of period                                                      1,132                 1,456
                                                                                             ======                ======

Supplemental disclosures of cash flow information:
 Interest paid                                                                                  225                   225
 Taxes paid                                                                                      20                     7

               The accompanying notes are an integral part of the
                       consolidated financial statements.

12snap AG, Munich

Notes to the consolidated financial statements 2005

--------------------------------------------------------------------------------


1. DESCRIPTION OF BUSINESS:

The Company:

12snap AG, incorporated in Munich, Germany, and its subsidiaries (the "Company"), offer mobile marketing and mobile Customer Related Management ("CRM") services as well as mobile applications. Services are developed by the Company for use by consumer brands, mobile network operators, aggregators and media companies.

The consolidated financial statements as of December 31, 2005, include the accounts of 12snap AG (parent company) and the following subsidiaries in which the parent company had a controlling interest:

      12snap Germany GmbH, Munich, Germany (100% ownership)
      12snap Italy s.r.l., Milan, Italy (99% ownership)
      12snap-Lokomobil AB, Stockholm, Sweden (51% ownership)
      12snap Media Ltd, London, UK (100% ownership)
      12snap UK Ltd, London, UK (100% ownership)
      The Wireless Marketing Company Ltd, London, UK (100% ownership with 12snap UK Ltd.)
      12snap CEE GmbH, Vienna, Austria (75% ownership)
      12snap Inc., New York, USA (80% ownership)
      12snap s.r.l., Timisoara, Romania (100% ownership)

12snap CEE GmbH, Vienna, 12snap Inc. New York, and 12snap s.r.l., Timisoara, have been founded in 2005 and thus are newly included in the 2005 consolidation.


2. GOING CONCERN:

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and have been based on the assumption that the entity will be able to continue as a going concern.

However, the Group incurred net losses of KEUR 1,254 for the year ended December 31, 2005, and of KEUR 738 for the year ended December 31, 2004, which resulted in a significant accumulated deficit of KEUR 50,783 as of December 31, 2005 and a total shareholders' deficit of KEUR 3,611.

In addition, if the Company's financial resources are insufficient the Company may require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity, debt, or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion, repay its silent partnership obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations. As a consequence the company might be subject to insolvency procedures. The financial statements do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts or amounts and reclassification of liabilities that may be necessary, should the Company be unable to continue as a going concern.

As more fully described in note 7 to these consolidated financial statements, all of the Companys outstanding shares were acquired by NeoMedia Technologies Inc., Fort Myers/FL, USA ("Neomedia") on February 28, 2006.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Presentation

Certain amounts in the prior year financial statements have been reclassified to conform to their current year presentation.


Basis of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). The assets, liabilities and results of operations of the above mentioned companies in which the Company has controlling interest have been consolidated. All significant intercompany balances have been eliminated.


Revenue Recognition

The Company generates revenues primarily by providing mobile marketing services to its customers. For mobile marketing projects, revenues are recognized after completion of the project and acceptance by the customer. Response and messaging-based revenues are recognized at the time that such responses are received and processed. Consulting revenues and revenues for periodic services are recognized as services are performed.

Foreign currency translation

The Company's consolidated financial statements are prepared in euros. The functional currency of each of the Company's subsidiaries is the local currency in which each subsidiary is located. Assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange in effect during the year. Differences arising from translation are recorded to "Cumulative translation adjustments". Transactions in foreign currencies are translated at the exchange rate in effect at the date of each transaction. Differences in exchange rates during the period between the date a transaction denominated in a foreign currency is consummated and the date on which it is either settled or translated for inclusion in the consolidated balance sheet are recognized in the statement of operations and are included in other income or other expenses for that period.

The foreign exchange rates as of the last business day of the year used to translate the assets and liabilities in the balance sheets, and the average foreign exchange rates used to translate the profit and loss statements were as follows:


 Currency rate, Balance Sheet
                                                                         Dec. 31, 2005           Dec. 31, 2004
                                                                       -----------------       -----------------
 EUR / GBP                                                                     0.68822                 0.70794
 EUR / SEK                                                                     9.40999                 9.01713
 EUR / USD                                                                     1.18426                     n/a
 EUR / RON                                                                     3.69372                     n/a

 Currency rate, Profit and loss statement
                                                                                   2005                    2004
                                                                       -----------------       -----------------
 EUR / GBP                                                                      0.68366                 0.67807
 EUR / SEK                                                                      9.27816                 9.02935
 EUR / USD                                                                      1.24296                     n/a
 EUR / RON                                                                      3.58938                     n/a


The net foreign currency exchange gain/loss recognized in the profit and loss statement was a net gain of KEUR 53 for the year ended December 31, 2005, and a net loss of KEUR 38 for the year ended December 31, 2004, respectively.

Use of Estimates

In preparing consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results may differ from those estimates, management does not expect such variances, if any, to have a material effect on the consolidated financial statements.


Cash and cash equivalents

All short-term liquid financial assets with an original term of three months or less at the date of purchase, are classified as cash and cash equivalents. Cash and cash equivalents consist of bank balances, cash on hand and money market funds. Cash and cash equivalents are carried at market value.


Short-Term Investments

The Company accounts for its securities using SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Management determines the proper classifications of securities at the time of the purchase and re-evaluates such designations as of each balance sheet date. Those trading securities are carried at market value with gains and losses reported in the statement of operations.


Prepaid expenses and other current assets

Prepaid expenses primarily represent insurance dues paid in advance, rent deposits and deferred cost of sales for external costs related to certain customer contracts which have not yet been completed for which the Company has also deferred an amount of revenue. Other current assets primarily represent deposits for rented office space and VAT receivables.

Fair value of financial instruments

The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and other accrued liabilities, approximate fair value because of their short maturities or available market prices. The amounts borrowed under silent partnership agreements are valued at their accreted principal value which approximates their fair value.


Property, plant and equipment and intangible assets

Property, plant and equipment is stated at cost and is depreciated on a straight-line basis over its estimated useful life. The estimated useful life ranges between 3 to 5 years for computer hardware, 3 to 23 years for office equipment and other machinery, and 5 to 8 years for fixtures in leased buildings in line with the estimated useful lives of the respective assets.

The historical cost of assets that are either sold or scrapped is removed from the accounting records after deduction of accumulated depreciation. Gains and losses on the sale of fixed assets are shown as "other income" or "other expenses" respectively. Maintenance and repair costs are expensed when incurred.

Intangible assets consist of software and acquired customer relationships. Software is amortized over a 3 to 5 year period which approximates the useful lives of the assets. Customer relationships are amortized over a 10 year period which also approximates its useful life.


Impairment of long-lived and identifiable intangible assets

The Company reviews its long-lived identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company assesses the recoverability of the long-lived assets by comparing the estimated undiscounted cash flow associated with the related asset or group of assets with their respective carrying amounts. An impairment loss is defined as the amount by which the carrying amount exceeds its fair value. Fair values are usually determined by discounted expected future cash flows. As of December 31, 2005 and 2004, the Company believes that no such impairment exists.

Concentrations of credit and other risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and cash equivalents with high credit-quality financial institutions. The Company has not experienced any losses on its deposits of cash and cash equivalents.

The Company performs ongoing credit evaluations of its customers' financial condition and maintains an allowance for doubtful accounts based upon the expected collectibility of all accounts receivables. The Company does not require any collateral from its customers.

The Company is not able to predict changes in the financial stability of customers. Any material change in the financial status of any one or a group of customers could have a material effect on the Company's results of operations and financial condition. Although such losses have been within management's expectations to date, there can be no assurance that such allowances will continue to be adequate.

For the year ended December 31, 2005, one customer accounted for 18% of total sales, another customer for 13% and one further customer for 13%. The remaining 56% of total sales were contributed by various smaller customers. For the year ended December 31, 2004, one customer accounted for 17% of total sales, another customer for 14% and one further customer for 13%. The remaining 56% of total sales were contributed by various smaller customers.


Research and Development

Research and development costs are expensed in the period in which they are incurred and are included in technology & development expenses. For the years ended December 31, 2005 and 2004, research and development costs amounted to KEUR 619 and KEUR 442, respectively. These costs are included in "technology and development expenses".

The company has received government assistance in the form of technology expense reimbursements. These subsidies are recorded as a reduction in technology and development expenses in the period the respective subsidies are received. The Company has received and recorded in the profit and loss statement KEUR 49 for 2005 and KEUR 293 for 2004, respectively. The amounts received are not subject to any unfilled conditions.

Income Taxes

The Company bases its "Accounting for Income Taxes" on SFAS 109, which requires the use of the asset and liability approach of providing for income taxes. This statement requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Net deferred tax assets are reduced by a valuation allowance if it is more likely than not that they can not be realized.


Allowances for doubtful accounts

The Company performs ongoing credit evaluations of its customers' financial condition. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments. The Company evaluates the collectability of its accounts receivable based on a combination of factors. In cases where the Company is aware of circumstances that may impair a specific customer's ability to meet its financial obligations to the Company, the Company records a specific allowance against the amounts due to the Company, and thereby reduces the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, the Company recognizes allowances for doubtful accounts based on the length of time the receivables are past due, industry and geographic concentrations, the current business environment and the Company's historical experience. The Company records its bad debt expenses as general and administrative expenses.

As of December 31, 2005 management concluded that no allowance for doubtful accounts was necessary. As of December 31, 2004, allowances for doubtful accounts amounted to KEUR 12 and included provisions made by 12snap UK Ltd. for an amount of KEUR 9 and by 12snap Italy s.r.l. for an amount of KEUR 3 for doubtful accounts receivable due from clients.


Marketing Costs

Marketing costs are expensed as incurred. Advertising expenses amounted to KEUR 111 and KEUR 150 for the years ended December 31, 2005 and 2004, respectively.

Stock-based compensation

The Company accounts for its stock-based compensation arrangements under the provisions of APB 25, and has included the pro forma disclosures required under SFAS No. 123 later in the notes to these consolidated financial statements.


Derivative Instruments

The Company  follows the  guidance of SFAS No 133,  "Accounting  for  Derivative
Instruments and Hedging Activities" for the recognition and measurement of embedded derivatives that must be bifurcated from the host debt instrument and accounted for separately. Statement 133 requires all derivatives to be recorded on the consolidated balance sheet at fair value.


Long-Term Debt

The Company accrued in 2004 the principal of long-term debt to the amount due at termination of the agreements. This includes certain lump sum amounts that the Company may be obliged to pay under the provisions of its long-term debt agreements in the form of silent partnerships. According to the signed agreements end of February 2006 all amounts in connection with the silent partnership are classified as short-term debt.


4. RECENT ACCOUNTING PRONOUNCEMENTS:

In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.

The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes that SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively.

In December 2004, the FASB issued SFAS No.123 "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005.

In May 2005, the FASB issued FASB Statement No. 154, Accounting Changes and Error Corrections. This new standard replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and represents another step in the FASB's goal to converge its standards with those issued by the IASB. Among other changes, Statement 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the new accounting principle, unless it is impracticable to do so. Statement 154 also provides that (1) a change in method of depreciating or amortizing a long-lived nonfinancial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and (2) correction of errors in previously issued financial statements should be termed a "restatement." The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. Early adoption of this standard is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005.

In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005.

The Company does not expect the adoption of above-mentioned changes in accounting standards to have a significant impact on its financial position, results of operations or cash flows.


5. CERTAIN BALANCE SHEET COMPONENTS:

Securities held for trading:


The Company holds units in short-term investment funds. The Company classifies its short-term securities as trading securities in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". These securities are carried at fair market value.

As of December 31, 2005, the Company does not hold any derivative financial or commodity instruments, forward contracts or hedging arrangements.

As of December 31, 2004, the Company held five reverse convertible bonds on blue chip DAX30 companies. These instruments paid fixed interest rates with the principal optionally to be repaid in stock, if the market value of the indexed stock falls below a defined threshold. These bonds were traded on the German stock exchange on a daily basis. The market value of these bonds as of December 31, 2004 was KEUR 1,083 and exceeded the book value by KEUR 1. In 2005, the bonds were converted in to stock and the stock then sold, resulting in a gain of KEUR 14.

In its statement of operations for the year ended December 31, 2005 the Company recognized an unrealized net loss on securities held for trading of KEUR 11, for the year ended December 31, 2004 the Company recognized unrealized net gains of an amount of KEUR 23.

Accumulated unrealized net gains on securities held for trading accumulated to an amount of KEUR 33 and KEUR 44 on December 31, 2005 and 2004, respectively.

Cost of securities sold was determined on the first-in-first-out method. No transfers from the securities held for trading category to other categories suggested by Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" had to be considered during the fiscal years 2005 or 2004.

Intangible assets, property and equipment:


Intangible assets relate to purchased software and acquired customer relationships. In connection with the acquisition of a controlling interest in the subsidiary 12snap-Lokomobil AB in September 2004 the allocation of the purchase price to the assets and liabilities resulted in the recognition of intangible assets of KEUR 37.

Purchased software is amortized on a straight-line basis over a period of three to five years (carrying value at December 31, 2005: KEUR 51; at December 31, 2004: 63).

Customer related intangible assets are amortized on a straight-line basis over a ten-year year period. As of December 31, 2005, the carrying value of customer related intangibles amounted to KEUR 32 (as of December 31, 2004 KEUR 36). The amortization expense for the succeeding five years is estimated as follows:

Dec. 31, 2006                    KEUR 41
Dec. 31, 2007                    KEUR 43
Dec. 31, 2008                    KEUR 46
Dec. 31, 2009                    KEUR 50
Dec. 31, 2010                    KEUR 53


The schedule of long-lived assets as of December 31, 2005 is as follows:
                                                                                    Acquisition cost
                                     -----------------------------------------------------------------------------------------------
                                                                                                      Currency
                                               Jan. 1, 2005          Additions        Disposals      adjustments       Dec. 31, 2005
                                                   KEUR                KEUR             KEUR             KEUR              KEUR
                                             ----------------    ---------------   ---------------  ----------------  --------------

Tangible assets:

   Technical equipment                               278                67                42                 2               305
   Other equipment, factory and
       office equipment                              332               113               132                 2               315
                                                   -----             -----             -----             -----             -----
                                                     610               180               174                 4               620
                                                   -----             -----             -----             -----             -----
Intangible assets:

   Concessions, industrial and similar
       rights and assets and licenses
       in such rights and assets                     332                53               146                 4               243
   Customer relationship                              37                --                --                --                37
                                                   -----             -----             -----             -----             -----
                                                     369                53               146                 4               280
                                                   -----             -----             -----             -----             -----
Financial assets:

   Investments                                        69                --                69                --                --
                                                                                       -----             -----             -----
                                                   1,048               233               389                 8               900
                                                   =====             =====             =====             =====             =====



                                                    Accumulated amortization and depreciation                 Net book value
                                            ----------------------------------------------------    --------------------------------
                                                                                     Currency    Dec. 31,    Dec. 31,     Dec. 31,
                                            Jan. 1, 2005     Additions   Disposals  adjustments   2005        2005         2004
                                             KEUR             KEUR        KEUR        KEUR        KEUR        KEUR         KEUR
                                            -----------      ----------  ----------  ----------- ----------- -----------  ----------

Tangible assets:

   Technical equipment                          189           71           33            2          229           76           89
   Other equipment, factory and
      office equipment                          235           80          115            2          202          113           97
                                                ---          ---          ---          ---          ---          ---          ---
                                                424          151          148            4          431          189          186
                                                ---          ---          ---          ---          ---          ---          ---

Intangible assets:

   Concessions, industrial and similar
       rights and assets and licenses
       in such rights and assets                269           64          145            4          192           51           63
     Customer relationship                        1            4           --           --            5           32           36
                                                                          ---          ---          ---          ---          ---
                                                270           68          145            4          197           83           99
                                                ---          ---          ---          ---          ---          ---          ---

Financial assets:

       Investments                               69           --           69           --           --           --           --
                                                ---          ---          ---          ---          ---          ---          ---
                                                763          219          362            8          628          272          285
                                                ===          ===          ===          ===          ===          ===          ===



Accrued expenses and other current liabilities:
Accrued liabilities include the following items:

                                                                      December 31, 2005       December 31, 2004
                                                                                   KEUR                    KEUR
                                                                 -----------------------  ----------------------

 Outstanding vacation and salary                                                    168                     172
 Other accrued liabilities                                                          157                      80
 Financial closing, audit fees and tax fees                                         119                      25
 Tax liabilities resulting from VAT                                                  94                     190
 Social security liabilities                                                         74                      54
 Retirement payments                                                                 31                      31
 Liabilities for wages and salaries                                                  27                      25
 Other liabilities                                                                    4                       5
                                                                 -----------------------  ----------------------
 Total accrued expenses and other current liabilities                               674                     582
                                                                 =======================  ======================


Liabilities related to silent partnership arrangements:

The Company has entered into three silent partnership arrangements in 2000 with principal borrowing amounts, totaling KEUR 3,500. Silent partnerships are a common form of investment in Germany. The purpose of a silent partnership is to financially support the Company in its efforts to research, design and develop its product and services, while allowing the lenders not to become a legal owner of the company and thus not become liable for the obligation of the company. The lenders are not involved in the management of the Company, but significant business decisions such as changes in the articles of incorporation, mergers and acquisitions or significant contractual matters are subject to their approval.

Interest charges consist of the following:

o     a nonrecurring process fee of 1%;
o a minimum interest charge of 5,0%-8,0% p.a., which is independent from the net income or loss generated by the Company;
o at the termination of the agreement, the silent partner has the right to receive a final interest payment of 30%-35% of the principal amount of its silent interest, plus another 6%-9% p.a. for each year begun after the first five years of the partnership.
o one of the three agreements entitles the silent partner to an additional 8% share in the Company's profits, calculated according to the partnership agreement. This profit sharing interest amount will be not less than 4 % of the principal amount of the contribution, and not more than 10% of it. Additionally, this profit share will not exceed the percent share of the silent partnership in the total equity of the Company. The minimum profit sharing interest amount of 4% of the principal amount will cumulate itself in the years when it can not be paid out of the Company's profits and will be paid as soon as sufficient profits are generated.

Two of the company's silent partnership agreements include a covenant requiring the Company's financial statements to be audited pursuant to the provisions of the German Commercial Code for big public limited companies, whereas the Company qualifies as a small entity pursuant to sec. 267 HGB. No other covenants, financial or non-financial, were included in the partnership agreements.

All three silent partnerships represent state-sponsored finance granted for the specific innovation intend pursued by the Company as defined in its articles of association. As of December 31, 2005, none of the amounts described above was secured by any collateral by the Company, or by any guarantee from a third party. All three partnership liabilities have equal priority.

Interest expense paid for these partnerships amounted to KEUR 225 respectively in each of the years ended December 31, 2005 and 2004.

All three partnership agreements include certain clauses that may accelerate the due date, including certain conditions (e.g. change in ownership), under which the partnership amounts become immediately due for repayment.

The partnership agreements regularly terminate on December 31, 2008 and 2009. However, due to the acquisition of all shares of 12snap AG by Neomedia, an early termination has been agreed on for all silent partnership agreements after balance sheet date. Those silent partnerships have thus terminated as of February 28, 2006. According to the termination agreements KEUR 1,750 have been repaid to the silent partners in March 2006. Another installment amounting to KEUR 1,750 (plus interest) will be due as of December 31, 2006. The later payment of the principal of KEUR 1,750 is guaranteed by the new owner of 12snap AG, Neomedia.

Accrued Interest


The Company accounts for all the above agreements using the effective interest rate method. Under this method, interest expense in each period is based upon the effective interest rate considering all future expected cash flows.

For the years ending on December 31, 2005 and 2004, the Company recorded approximately KEUR 251 and KEUR 226 respectively, in accrued interest expense related to the silent partnership agreements. Accrued interest as of December 31, 2005 and 2004 was approximately KEUR 1,144 and KEUR 893, respectively. As the early termination of the partnership agreements occurred after balance sheet date, any possible adjustment of interest that may be due in conjunction with these termination agreements has not been reflected in the consolidated financial statements as of December 31, 2005.



Shareholders' Equity:

As of December 31, 2005 and 2004, a total of 4,917,163 ordinary registered shares were issued in the form of shares without a par value, which for accounting purposes each represented EUR 1.00 of the capital stock. The Company holds 499,951 of those as treasury stock (as of December 31, 2004 491.716). In 2005 8.235 share were bought back from a former managing director of 12snap UK with a purchase price of 1.70(euro) per share. Thus, 4,417,212 shares were outstanding as of December 31, 2005.

At the shareholders' meeting on June 29, 2004, the management board's authorization to increase, with the approval of the supervisory board, the capital stock by issuing at most 55,804 new no par ordinary registered shares, once or several times, in return for contribution in cash by a total of at most KEUR 56, for the realization of the Stock Option Program of the Company, including the part of it that relates to external consultants and the members of the Company's supervisory board as granted by the shareholders' meetings on November 16, 1999, February 25, 2000, and June 26, 2001, was extended until December 31, 2008.

Furthermore, the Company's shareholders' meeting on June 29, 2004 cancelled the authorization of the management board to increase, with the approval of the supervisory board, the capital stock by January 31, 2005, by issuing at most 12,660 new no par ordinary registered shares, once or several times, in return for contribution in cash by totaling at the most KEUR 13 (Authorized Capital
III).

At the shareholders' meeting on June 29, 2000, the management board was authorized, with the approval of the supervisory board to increase the capital stock by June 30, 2005, by a total of at most KEUR 174 (Authorized Capital IV). In connection with Authorized Capital IV, the management board was authorized to exclude shareholders from subscription rights.

At the shareholders' meeting on November 16, 1999, the capital stock of the Company was conditionally increased by at most KEUR 195 by issuing at most 194,832 no par ordinary registered shares for the realization of the Stock Option Program I of the Company (see chapter Stock Options) (Conditional Capital
I).

At the annual shareholders' meeting on June 29, 2004, the conditional increase of the capital stock of the Company by at most KEUR 4 by issuing at most 4,379 no par ordinary registered shares for the realization of the Stock Option Program of the Company (Conditional Capital II) was cancelled.

At the same shareholders' meeting, the capital stock of the Company was conditionally increased by at most KEUR 84 by issuing at most 84,460 no par ordinary registered shares for the realization of the Stock Option Program II of the Company (Conditional Capital III).

Furthermore, the Company's shareholders' meeting on June 29, 2004, conditionally increased the capital by at most KEUR 212 by issuing at most 212,424 new no par ordinary registered shares for the realization of newly established Stock Option Program III (Conditional Capital IV).


Income taxes:

Within the German tax jurisdiction, for the fiscal years ended December 31, 2005, and December 31, 2004, 12snap AG (and domestic subsidiaries) is subject to German corporate income tax at a rate of 26.375% (including surcharges). In addition to this, the Company is exposed to a trade tax of effectively 14.5%, which results in a combined income tax rate of approximately 40.9% for 2005 and 2004.

Deferred tax assets and liabilities are summarized as follows:


                                                           2005                  2004
                                                           KEUR                  KEUR
                                                   ------------         -------------

    Current deferred tax asset
    Deferred revenue                                       369                  603
    Accrued interest                                       302                  235
                                                        ------               ------

       Gross deferred tax asset                            671                  838

    Current deferred tax liability
    Financial instruments                                   --                   18
    Customer relationship                                   14                   14
                                                        ------               ------

       Gross deferred tax liability                         14                   32

    Deferred tax asset on loss carry-forward            14,625               14,843
                                                        ------               ------

    Total                                               15,282               15,649

   Less valuation allowance                            -15,282               -1,649
                                                        ------               ------
   Net deferred tax asset                                   --                   --
                                                        ------               ------


The future realizability of the tax benefits of the existing tax-deductible temporary differences or tax loss carry-forwards depends on the existence of sufficient taxable income. The gross deferred tax assets are reduced to an amount that is more likely than not to be realized. A valuation allowance for all deferred tax assets has been recorded, as the realization of deferred tax assets is not considered more likely than not. The judgment of the management of the Company about realizability of this tax asset may change in future periods.

In evaluating the ability to recover deferred tax assets, the Company considers all available positive and negative evidence including but not limited to past operating results, the existence of cumulative losses in the most recent fiscal years, forecasts of future taxable income and existing deferred tax liabilities. The tax loss carry forwards, and the origin of the tax loss carry forwards as of December 31, 2005 and 2004 are presented below:


Country of Origin                                                2005                  2004
                                                                 KEUR                  KEUR
-------------------------------------                -----------------     -----------------

Germany                                                        27,423                25,825
Italy                                                           4,855                 7,809
United Kingdom                                                  9,380                 8,887
Sweden                                                              3                    54
USA                                                                52                     -
Austria                                                            25                     -
Romania                                                             -                     -


Tax loss carry-forwards do not expire in Germany, the UK and in Sweden. In Italy, tax loss carry-forwards expire after five years. As a consequence, 12snap Italy s.r.l. lost significant tax loss carry-forwards in 2005 (TEUR 3,034 generated in 2000) and may loose significant tax loss carry-forwards in later years as: KEUR 2,852 of available tax loss carry-forwards originated in 2001, KEUR 1,640 in 2002, KEUR 283 in 2003, and KEUR 80 in 2005.

However, in some jurisdictions a change in ownership may lead to a loss of certain tax attributes, including tax loss carry forwards; the change in owenership of 12snap AG in 2006 might restrict the utilization of this entity's tax loss carry-forwards.



6.    OPERATIONAL INFORMATION:

Sales:

The Company's operations are in a single industry segment and involve mobile marketing services. The Company's assets are located in Germany, Italy, the United Kingdom, Scandinavia, Austria, USA and Romania. The geographic distribution of sales was as follows:


Revenues                                                          2005                  2004
                                                                  KEUR                  KEUR
--------------------------------------                -----------------     -----------------
Germany                                                          3,982                 3,212
Italy                                                              909                 1,268
UK                                                                 570                   873
Scandinavia                                                        421                    76
Austria (from May 2005)                                             97                     -
                                                      -----------------     -----------------
Total                                                            5,979                 5,429
                                                      =================     =================

Leases and other financial commitments:


The Company leases primarily premises, office equipment and cars under non-cancelable operating lease agreements. Based on these lease agreements and long-term debt terms, the financial obligations for the years following December 31, 2005 are as follows:


 Year ending December 31,                                             KEUR
--------------------------
                                                          -----------------

2006                                                                 4.849
2007                                                                    98
2008                                                                    84
2009                                                                    43
Thereafter                                                               3
                                                          -----------------
                                                                     5,077
                                                          -----------------

The majority of the commitments in 2006 relate to the interest payment (KEUR 1,144) and the repayment obligations (KEUR 3,500) on the Company's formerly long-term debt concerning silent partnership agreements.

The rental expenses for the year ended December 31, 2005 and 2004 amounted to KEUR 397 and KEUR 178, respectively.


Contingent liabilities and litigation:

The Company may be subject to litigation from time to time in the ordinary course of business. As of December 31, 2005 and 2004, the Company's management and its legal advisors are not aware of any claims which could have a material adverse effect on the business, net assets, financial position or results of the Company.


On November 24, 2005, 12snap AG exercised its special right of termination according to 12snap's stock options conditions ss. 10 (3) and cancelled all but 11,236 of the Company's outstanding stock options which were owned by 12snap externals and had not been exercised yet. Except for two all other beneficiaries did not veto the cancellation.

Investments:


The minority interest of 1% in the equity of 12snap Italy s.r.l., Rome, Italy was fully offset by the respective minority share in this company's net loss for the fiscal year. The excess of the net loss minority share over the minority equity share was charged against the majority interest, as there is no obligation for reimbursement of the minority interest.


On January 4, 2005 12snap CEE GmbH, Vienna/Austria, was founded by 12snap AG (75% equity stake) and a private individual (25% equity stake). The total share capital paid in was KEUR 50. 12snap CEE GmbH's main task is to market 12snap's services in Central Eastern Europe.


On May 10, 2005, 12snap s.r.l., Timisoara/Romania, was established as a wholly owned subsidiary of 12snap AG. The total share capital of 12snap s.r.l. amounts to KEUR 10. The purpose of 12snap s.r.l. is to provide software development services to 12snap Group companies.


On May 12, 2005, 12snap Inc., New York, NY/USA, was established as an 80% subsidiary of 12snap AG. The total share capital of 12snap Inc. is KUSD 150 of which 12snap AG is providing KUSD 120 via a promissory note and a private individual is providing KUSD 30. 12snap Inc. is acting as 12snap's representative in the U.S. with the goal to market 12snap's services in Northern America.


6.    RELATED PARTY TRANSACTIONS:

Shares sold to employees:

The Company did not sell any shares to employees, but has issued stock options under the Company's Stock Option Plans (SOP) in their latest versions of June 26, 2001 and June 29, 2004.

Stock option plans:

The Company has a group-wide Stock Option Plan ("SOP"), which was established by the shareholders meeting on November 16, 1999, and amended by the shareholders meetings on February 25, 2000, June 26, 2001, and on June 29, 2004. The SOP provides for the grant of stock options to the Company's employees and management board members, as well as to its supervisory board members and external consultants. Options granted under this plan generally have a term of ten years and generally vest linear graded annually over four years from the date of issuance of the respective stock option certificate. Some stock options issued to management of the Company's foreign subsidiaries under Stock Option Program II vest linear graded quarterly over four years. Some stock options issued to the management team members of the Company's subsidiaries under Stock Option Program III vest with one half at issuance of the stock option certificate and linear graded annually over four years with the other half. Irrespective of this service requirement, options granted may be exercised not earlier than two years after grant date, and only if the following performance condition is met: on at least 10 trading days running during the month before the option is exercised, the share price of the Company must have exceeded the exercise price of the stock option by at least 20% in the first year after the vesting date, and by another 10% for every subsequent year. The exercise price is subject to an increasing rate of 5% per year for the period of time until exercise of the option. The management board of the Company and the supervisory board are authorized to determine the number of options to be granted and their specific vesting periods, as well as further details.

In the four shareholders meetings on said dates, the Company has been authorized by the shareholders to grant options for up to 547,520 shares of common stock under the SOP whereby 194,832 shares are reserved for management board members and employees (Stock Option Plan I or ESOP I), 84,460 shares are reserved for management team members of the Company's subsidiaries (Stock Option Plan II or ESOP II), particularly of 12snap Italy s.r.l. and 12snap UK Ltd., 212,424 shares are reserved for management team members of the Company or its subsidiaries (Stock Option Plan III or ESOP III), and 55,804 shares are reserved for external consultants and supervisory board members. In order to implement the Company's SOP, the shareholders resolved to create Conditional Capital I in the amount of KEUR 195, Conditional Capital III in the amount of KEUR 84, and Conditional Capital IV in the amount of KEUR 212 to cover the above-mentioned corresponding grants of shares. The formerly existing Conditional Capital II was canceled by the shareholders in the ordinary annual meeting on June 29, 2004.

Furthermore, the shareholders resolved to create Authorized Capital II in the amount of KEUR 56 to cover the grant of 55,804, respectively, which can be issued at the request of stock option holders. Alternatively, the Company can settle stock options in cash as they are exercised, whereas the cash payment will be the average share price on the last 10 Frankfurt stock exchange trading days preceding the exercise, or, if the Company will not have been listed by the time options are exercised, the fair value of 12snap AG share determined as the latest known share price paid by third parties or the issue price applied in the course of the latest capital increase, less the exercise price of the option.

On November 24, 2005, 12snap AG exercised its special right of termination according to 12snap's stock option conditions ss. 10 (3) and cancelled all but 109,596 of the Company's outstanding stock options which were owned by 12snap externals and had not been exercised yet.

The following tables provide information with respect to the Stock Option Plan as of and for the fiscal years ended December 31, 2005 and 2004:


                                                                      Options Outstanding        Weighted Average
                                                                                                Exercise Price in
                                                                                                              EUR
                                                                     ---------------------   ---------------------

 As of January 1, 2004                                                            173,089                    8.96
 Granted                                                                          104,315                    3.42
 Cancelled                                                                        (18,010)                  18.60
                                                                     ---------------------   ---------------------
 As of December 31, 2004, outstanding                                             259,394                    6.06
                                                                     =====================   =====================
 As of December 31, 2004, exercisable                                             141,494                    9.84
                                                                     =====================   =====================

 As of January 1, 2005                                                            259,394                    6.06
 Granted                                                                                0                       0
 Cancelled                                                                       (149,708)                   8.84
                                                                     ---------------------   ---------------------
 As of December 31, 2005, outstanding                                             109,596                    2.27
                                                                     =====================   =====================
 As of December 31, 2005, exercisable                                              19,596                    8.10
                                                                     =====================   =====================


                                                                         Weighted Average
                                                                       Remaining Contract
                                             Options Outstanding           Life, In Years                  Number
 Exercise Price                                                                                            Vested
 ---------------------------------------     --------------------  -----------------------   ---------------------

 EUR   1.00 (ESOP II)                                     84,460                     6.17                  67,172
 EUR   1.00 (ESOP III)                                    90,000                     9.75                  45,000
 EUR   8.65                                                8,415                     4.79                   8,415
 EUR 15.17                                                 6,805                     5.26                   6,805
 EUR 16.00                                                28,750                     6.50                  22,500
 EUR 18.60                                                40,964                     6.09                  36,982
                                             --------------------  -----------------------   ---------------------
 As of December 31, 2004                                 259,394                     7.37                 186,873
                                             ====================  =======================   =====================


                                                                         Weighted Average
                                                                       Remaining Contract
                                             Options Outstanding           Life, In Years                  Number
 Exercise Price                                                                                            Vested
 ---------------------------------------     --------------------  -----------------------   ---------------------

 EUR   1.00 (ESOP II)                                     11,526                     7.33                  11,526
 EUR   1.00 (ESOP III)                                    90,000                     8.75                  56,250
 EUR  15.17                                                  825                     4.17                     825
 EUR  18.60                                                7,245                     5.85                   6,130
                                             --------------------  -----------------------   ---------------------
 As of December 31, 2005                                 109,596                     8.37                  74,131
                                             ====================  =======================   =====================

Some stock options outstanding and not yet vested as of December 31, 2005, had positive intrinsic values calculated based on the current fair value of stock. In 2004, the last vesting period for the stock options, compensation expenses were recognized under APB 25 amounting to KEUR 3. No expenses had to be recognized for 2005.

The following schedule shows the Company's net loss for the years ended December 31, 2004 and 2005 as if compensation cost had been determined consistent with SFAS No. 123.

                                               December 31, 2005              December 31, 2004
                                                             EUR                            EUR
                                         ------------------------      -------------------------
Net loss:
   As reported                                       (1,254,153)                      (738,199)
   Pro forma                                         (1,254,153)                      (738,199)


In compliance with SFAS No. 123, "Accounting for Stock-Based Compensation", the fair value of stock options granted by the Company was estimated at the date of grant using the black scholes option pricing model with expected dividends and volatility of zero. The expected life with stock options was estimated to amount to 7 years. The risk-free interest rate was determined separately for each of the numerous grant dates during the fiscal year and ranged between 3.9% and 4.6%.

6.    SUBSEQUENT EVENTS:

On February 10, 2006, 12Snap AG and Neomedia signed a definitive sale and purchase agreement under which Neomedia acquired all of the outstanding shares of 12snap AG in exchange for $2,500,000 cash and $19,500,000 in shares of Neomedia common stock. The $19,500,000 stock portion of the purchase price is represented by 49,294,581 shares of Neomedia common stock, calculated by dividing $19,500,000 by the volume-weighted average closing price of Neomedia common stock for the ten day period up to and including February 9, 2006. On February 28, 2006, Neomedia and 12snap AG completed the closing requirements and the acquisition became effective.

At the same date the Company's silent partnerships in the amount of KEUR 3,500 have been terminated. An amount of KEUR 1,750 of the principal of these silent partnerships has been repaid in March 2006. The remaining amount of KEUR 1,750 plus interest is due on December 31, 2006 as stipulated in the early termination agreements that have been signed with the two silent partners. Neomedia has guaranteed for the remaining principal amount of KEUR 1,750 due at the end of 2006. A dispute with one of the silent partners over additional interest that may be possibly due at the termination date will be decided by a court of arbitration. The silent partners' additional interest has been accrued for as of December 31, 2005.

In March 2006, 12snap AG has started to prepare for winding down 12snap Inc., New York, USA, following the change in ownership described above.

(b) Pro Forma Financial Information


Notes to Unaudited Pro Forma Condensed Combined Financial Statements


1. Basis of Presentation


Acquisition of 12Snap AG

On February 10, 2006, NeoMedia and 12Snap signed a definitive sale and purchase agreement, subject to closing conditions, under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and 49,294,581 shares of NeoMedia common stock. On February 28, 2006, NeoMedia and 12Snap completed the closing requirements and the acquisition became effective. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as consideration was calculated using a share price of $0.3956. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.3956, NeoMedia is obligated to compensate 12Snap shareholders in cash for the difference between the price at the time the shares become saleable and $0.3956.

12snap AG is headquartered in Munich with branches in Timisoara, New York, London, Milan, Stockholm and Vienna. As an expert in innovative marketing and entertainment for mobile phones, 12snap combines know-how in mobile applications, mobile loyalty and mobile marketing. In the mobile marketing space, 12snap creates and implements national and pan-European mobile marketing campaigns for international brands; its mobile loyalty business unit offers customer loyalty programs for companies and brands, and its mobile applications business unit is the center for development and software. 12snap sells and licenses a wide spectrum of mobile solutions to satisfy the demands of the current growing market and the new uses of the third mobile phone generation from dynamic video services and multiplayer games to personalized messaging applications. 12snap has 75 employees, and services to companies including McDonald's, MTV(R), Coca-Cola, Ferrero, Wella, adidas, Unilever and Gillette(R).

Acquisition of Mobot, Inc.

On February 17, 2006, NeoMedia Technologies, Inc. ("NeoMedia) acquired all of the outstanding shares of Mobot, Inc. (www.mobot.com) ("Mobot") in exchange for $3,500,000 cash and $6,500,000 in shares of NeoMedia common stock. The $6,500,000 stock portion of the purchase price is represented by 16,931,493 shares of NeoMedia common stock. Pursuant to the terms of the merger agreement, the number of shares of NeoMedia common stock to be issued as stock consideration was calculated using a share price of $0.3839. In the event that NeoMedia's stock price at the time the consideration shares are saleable is less than $0.3839, NeoMedia is obligated to compensate Mobot shareholders in cash for the difference between the price at the time the shares become saleable and $0.3839. In addition to cash and stock, at closing NeoMedia forgave notes payable totaling $1,500,000 due from Mobot. This amount is considered other additional consideration in the purchase price allocation.

Audited financials statements for Mobot were included in amendment no. 1 to form 8-K filed with SEC on May 3, 2006. Mobot balance sheet as of December 31, 2005 and statement of operations for the year ended December 31, 2005 are shown for pro forma purposes only.

Presentation

The unaudited pro forma condensed combined historical statement of operations for the year ended December 31, 2005 gives effect to the acquisitions of 12Snap and Mobot as if they had occurred as of January 1, 2005, combining the historical results of NeoMedia for the year ended December 31, 2005 with the historical results of 12Snap and Mobot for the year ended December 31, 2005. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 gives effect to the acquisitions of 12Snap and Mobot as if they had occurred as of December 31, 2005.

The unaudited pro forma combined financial statements included in this filing have been prepared by the managements of NeoMedia, 12Snap, and Mobot without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the managements of NeoMedia, 12Snap, and Mobot believe that the disclosures are adequate to make the information not misleading.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. The unaudited pro forma financial data do not purport to represent what NeoMedia's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of NeoMedia's financial position or results of operations for any future period. The unaudited pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of NeoMedia included in Form 10-KSB for the year ended December 31, 2005, and with the separate historical financial statements and footnotes of 12Snap for the years ended December 31, 2005 and 2004 (included herein), and with the separate historical financial statements and footnotes of Mobot for the years ended December 31, 2005 and 2004 (included in Form 8-K/A filed with the SEC on May 3, 2006).


2. Preliminary Purchase Price Allocation

A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made for 12Snap and Mobot. The allocation reflected in the unaudited pro forma combined financial statements is based on management's best judgment and estimate of the fair values of intangible assets being acquired, and should be considered preliminary and is subject to the completion of a comprehensive independent valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein.

Any additional consideration issued pursuant to the stock purchase price protection clause would also change the purchase price allocation.


3. Pro forma Net Loss Per Share

The pro forma basic and dilutive net loss per share are based on the weighted average number of shares of pro forma NeoMedia's common stock as if the shares issued to acquire 12Snap and Mobot had been issued at the beginning of the period shown. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.

                           NeoMedia Technologies, Inc.
              Unaudited Pro-forma Condensed Combined Balance Sheet
                                December 31, 2005
                          (In thousands of US Dollars)


                                                          (A)          (A)         (A)
                                                                                             Pro forma      Pro-forma
ASSETS                                                  NeoMedia      Mobot       12Snap    Adjustments    Consolidated
                                                        ---------------------------------- -------------  --------------
Current assets:                                             *           *           *       (unaudited)    (unaudited)
       Cash and cash equivalents                         $   2,291   $     909   $   1,341   ($  6,000)  (G) ($  1,459)
       Trade accounts receivable, net                          341          78       2,117          --           2,536
       Inventories, net                                        423          --          --          --             423
       Investment in marketable securities                     104          --          52          --             156
       Prepaid expenses and other current assets               151           8         751          --             910
                                                         ---------   ---------   ---------   ---------       ---------
          Total current assets                               3,310         995       4,261      (6,000)          2,566

       Property and equipment, net                             236          22         224          --             482
       Capitalized patents, net                              3,134          --          --          --           3,134
       Micro paint repair chemical formulations and
       proprietary process                                   1,450          --          --          --           1,450
       Customer contracts and relationships                     --          --          --         800   (C)       800
       Capitalized software platform                            --          --          --       9,400   (C)     9,400
       Other intangible assets                                 246          20          98       1,650   (C)     2,014
       Goodwill                                              1,099          --          --      25,739   (C)    26,838
       Advances to Mobot, Inc.                               1,500          --          --      (1,500)             --
       Cash surrender value of life insurance policy           769          --          --          --             769
       Other long-term assets                                  667          --          --        (121)  (D)       546
                                                         ---------   ---------   ---------   ---------       ---------

            Total assets                                 $  12,411   $   1,037   $   4,583   $  29,968       $  47,999
                                                         =========   =========   =========   =========       =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
       Accounts payable                                  $   1,574   $     344   $     775   $      --       $   2,693
       Accrued expenses                                      1,844         148       2,153          --           4,145
       Amounts payable under settlement agreements              97          --          --          --              97
       Taxes payable                                            80          --          --          --              80
       Deferred revenues and other                             898         236       1,780          --           2,914
       Liabilities in excess of assets of discontinued          --
       business unit                                           676          --          --          --             676
       Notes and loans payable                               3,015       1,500       4,145      (1,500)  (E)     7,160
                                                         ---------   ---------   ---------     ---------     ---------
            Total current liabilities                        8,184       2,228       8,853      (1,500)         17,765
                                                         ---------   ---------   ---------     ---------     ---------

       Convertible debentures                                   --         500          --        (500)  (F)        --
       Minority Interest                                        --          --           7          --               7

Shareholders' deficit:
       Preferred stock                                          --          --          --          --              --
       Common stock (B)                                      4,676          --       5,825      (4,927)  (C)     5,572
       Additional paid-in capital                          106,456           1      49,675     (24,557)  (C)   131,560
       Deferred equity financing costs                     (13,256)         --          --          --         (13,256)
       Deferred stock-based compensation                      (169)         --          --          --            (169)
       Accumulated other comprehensive income (loss)          (177)         --         946        (946)  (C)      (177)
       Retained earnings (accumulated deficit)             (92,524)     (1,692)    (60,158)     61,833   (C)   (92,524)
       Treasury stock                                         (779)                   (565)        565            (779)
                                                         ---------   ---------   ---------   ---------       ---------

          Total shareholders' deficit                        4,227      (1,691)     (4,277)     31,968          30,227
                                                         ---------   ---------   ---------   ---------       ---------
            Total liabilities and shareholders' deficit  $  12,411   $   1,037   $   4,583   $  29,968       $  47,999
                                                         =========   =========   =========   =========       =========


              * - Derived from audited financial statements

Pro-forma Adjustments

(A)- All balance sheets are presented as of December 31, 2005. For pro forma presentation purposes, 12Snap balances are converted from Euro to US Dollars at a rate of 0.8444 Euro/US Dollar, which was the exchange rate as of December 31, 2005.

(B)- As of December 31, 2005, NeoMedia's $0.01 par value common stock consists of 1,000,000,000 authorized shares, 475,387,910 historical shares and 565,043,082 pro forma shares issued; and 467,601,717 historical shares and 557,256,889 pro forma shares outstanding

(C)- Adjustment for stock and cash issued to acquire Mobot and 12Snap, assuming acquisitions occurred as of December 31, 2005. Adjustment includes the elimination of $896 common stock and $25,104 paid-in capital of the subsidiaries. The purchase price for each acquisition was calculated as follows:

                                                                                     Mobot        12Snap
                                                                                     -----        ------
   Pro forma number of shares of NeoMedia to be issued as purchase price
    consideration                                                                  22,413,793    67,241,379
x  NeoMedia closing stock price around December 31, 2005 (measurement date)            $0.290        $0.290
                                                                                  ------------ -------------
    Total stock consideration                                                      $6,500,000   $19,500,000
    Plus cash consideration                                                        $3,500,000    $2,500,000
                                                                                  ------------ -------------
      Pro forma purchase price                                                    $10,000,000   $22,000,000
                                                                                  ============ =============


      In accordance with SFAS 141 and EITF 99-12, for the purposes of this unaudited pro forma balance sheet, the fair value of the stock to be issued as purchase price consideration is assumed to be $0.29 per share, which was the average closing price of NeoMedia common stock for the three days up to and including December 31, 2005 (the measurement date). There are no additional options, warrants, or other stock-based consideration expected to be issued as part of the purchase price in connection with the acquisition. The acquisitions of Mobot and 12Snap were completed on February 17, 2006 and February 28, 2006, respectively. The actual number of shares issued as stock consideration in the acquisition of Mobot and 12Snap was 16,931,493 and 49,294,581, respectively.

      Based on NeoMedia's stock price around the measurement date of December 31, 2005, and the balance sheets of NeoMedia, Mobot, and 12Snap as of December 31, 2005, the pro forma purchase price for each acquisition would be allocated as follows:



                                                                           (in thousands of US
                                                                                dollars,
                                                                          except share amounts)
                                                                           Mobot        12Snap
                                                                           -----        ------

Purchase Price Consideration
Cash                                                                         $3,500        $2,500

Pro forma number of shares of NeoMedia common stock issued               22,413,793    67,241,379
/  NeoMedia closing stock price around December 31, 2005 (measurement
date)                                                                         $0.29         $0.29
                                                                        ------------ ------------
Pro forma fair value of shares issued as purchase price consideration        $6,500       $19,500

Purchase-related costs                                                            8           113
Other purchase consideration                                                  1,500            --
                                                                        ------------ ------------

  Total fair value expected to be treated as purchase price
consideration                                                               $11,508       $22,113
                                                                        ============ ============

Assets Purchased
Cash and cash equivalents                                                      $909        $1,341
Investment in marketable securities                                              --            52
Trade accounts receivable, net                                                   78         2,117
Prepaid expenses and other current assets                                         8           751
Property and equipment, net                                                      22           224
Customer contracts and relationships (i)(ii)                                    400           400
Capitalized software platform (i)(iii)                                        5,000         4,400
Other intangible assets (i)(iv)                                                 220         1,548
Goodwill (i)(v)                                                               5,599        20,140
                                                                        ------------ ------------
                                                                             12,236        30,973
                                                                        ------------ ------------

Liabilities Assumed
Accounts payable                                                                344           775
Accrued expenses                                                                148         2,153
Taxes payable                                                                     --           --
Deferred revenues and other current liabilities                                 236         1,780
Notes payable                                                                     --        4,145
Long-term debt                                                                    --            7
                                                                        ------------ ------------
                                                                                728         8,860
                                                                        ------------ ------------

            (i)- (i) - For purposes of these unaudited pro forma financial statements, the excess of fair value of consideration paid over net book value for Mobot and 12Snap is allocated to the following intangible asset categories: customer contracts and relationships, capitalized software platform, other intangible assets, and goodwill. The allocation is made based on NeoMedia management's judgment and best estimate of the value of each category for each business. As of this filing, NeoMedia has not completed an independent valuation of such intangible assets. NeoMedia is in the process of performing an independent valuation of the intangible assets, and a final allocation of the purchase price of each entity will be made based on the results of such valuation, to be completed no more than one year from closing. It is important to note that the final independent valuation, could vary materially from the pro forma allocation presented above. NeoMedia expects to obtain the final independent valuation, currently in process, prior to the filing of the 2nd quarter Form 10 Q in August 2006.

            (ii) - Customer contracts and relationships consist of the customers of each business that are under contract, as well as prospects identified for potential future business, the fair value of which is calculated as the discounted after-tax expected earnings from current and identified customers. NeoMedia expects to assign an amortization period of 5 years to this class of assets.

            (iii) -  Capitalized   software  platforms  consist  of  proprietary
                  software systems acquired. NeoMedia expects to assign an amortization period of 7 years to this class of assets.

            (iv) - Other intangible assets consist of brand names and other proprietary copyrighted materials. NeoMedia expects to assign an amortization period of 7-10 years to this class of assets.

              (v) - The remaining excess of fair value paid over net book liabilities assumed is allocated to goodwill, and as such, is not assigned a depreciable life. Goodwill will be tested for impairment as defined by Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."


(D)- Adjustment to eliminate acquisition-related costs paid by NeoMedia in 2005 that are included in the purchase price allocation

(E)- Adjustment to eliminate note payable from Mobot to NeoMedia that was forgiven at closing.

(F)- Adjustment to eliminate Mobot convertible debentures that were converted prior to closing. As a result, the above unaudited condensed consolidated pro forma balance sheet is shown assuming the debentures are converted prior to the pro forma closing date.

(G)- Negative cash balance is shown for pro forma purposes only. During February 2006, NeoMedia obtained $27 million gross financing in the form of a convertible preferred stock sale, a portion of the proceeds of which were used to acquire Mobot and 12Snap.

                           NeoMedia Technologies, Inc.
         Unaudited Pro-forma Combined Condensed Statement of Operations
                      For the Year Ended December 31, 2005
               (In thousands of US Dollars, except per share data)

                                                                                              Pro-forma
                                                (A)              (A)            (A)             Adjust-          Pro-forma
                                              NeoMedia          Mobot          12Snap           ments          Consolidated
                                            ------------     ------------   ------------    -------------     -------------

NET SALES:                                            *                 *               *     (unaudited)      (unaudited)
    License fees                            $       523               $--             $--             $--   $           523
    Resale of software and
     technology equipment and service
       fees                                         354                --              --              --               354
    Micro paint revenue                           1,279                --              --              --             1,279
    Technology license and service
     revenue                                         --               300           7,396              --             7,696
                                            -------------   -------------   -------------   -------------     -------------
     Total net sales                              2,156               300           7,396              --             9,852
                                            -------------   -------------   -------------   -------------     -------------

COST OF SALES:
    License fees                                    453                --              --              --               453
    Resale of software and
     technology equipment and service
     fees                                           206                --              --              --               206
    Micro paint direct cost of revenue              913                --              --              --               913
    Technology license and service
    revenue                                                            --              --           1,343 (B)         1,343
                                            -------------   -------------   -------------   -------------     -------------
     Total cost of sales                          1,572                --              --           1,343             2,915
                                            -------------   -------------   -------------   -------------     -------------

GROSS PROFIT                                        584               300           7,396          (1,343)            6,937

    Selling, general and administrative
    expenses                                      7,561             1,180           7,147             413 (B)        16,301
    Impairment charge                               335                --              --              --               335
    Research and development costs                  934               552           1,515              --             3,001
                                            -------------   -------------   -------------   -------------     -------------

Income (loss) from operations                    (8,246)           (1,432)         (1,266)         (1,755)          (12,699)
    Loss on extinguishment of debt, net             172                --              --              --               172
    Other income (loss)                              --                --             230              --               230
    Impairment charge on investments               (780)               --              --              --              (780)
    Interest income (expense), net                 (293)              (42)           (515)             --              (850)
                                            -------------   -------------   -------------   -------------     -------------

Income before provision for income taxes         (9,147)           (1,474)         (1,551)         (1,755)          (13,927)
    Provision for income taxes                       --                --              --              --                --
                                            -------------   -------------   -------------   -------------     -------------

Net income (loss)                                (9,147)           (1,474)         (1,551)         (1,755)          (13,927)

Other comprehensive income (loss):
    Unrealized loss on marketable
    securities                                     (146)               --              --              --              (146)
    Foreign currency translation
    adjustment                                       29                --              --              --                29
                                            -------------   -------------   -------------   -------------     -------------

Comprehensive income (loss)                 ($    9,264)    ($      1,474)  ($      1,551)  ($      1,755)    ($     14,044)
                                            =============   =============   =============   =============     =============

NET INCOME (LOSS) PER
    SHARE--BASIC AND DILUTED                ($     0.02)                                                      ($       0.03)
                                            =============                                                     =============

COMPREHENSIVE INCOME (LOSS)
    PER SHARE--BASIC AND DILUTED            ($     0.02)                                                      ($       0.03)
                                            =============                                                     =============

Weighted average number
    of common shares-basic and diluted      451,857,851                                        99,616,858 (C)   551,474,709
                                            =============    ============    ============    ============      ============

* - Derived from audited financial statements

Pro-forma Adjustments

(A)- All results shown are for the year ended December 31, 2005. For pro forma presentation purposes, 12Snap results are converted from Euro to US Dollars at an exchange rate of 0.80844 Euro/Dollar, which was the average exchange rate for the period January 1, 2005 - December 31, 2005.


(B)- Adjustment to reflect amortization of acquired intangible assets for the year ended December 31, 2005, as if the acquisitions had occurred on January 1, 2005. It is important to note that the actual allocation and estimated useful lives of intangible assets acquired that will be adopted based on an independent valuation could vary from the estimates presented herein (see note C(i) to the pro forma balance sheet for a discussion on useful lives). Such a difference could cause a material difference between the actual periodic amortization charges that NeoMedia will record in its statement of operations, and the amortization amount shown above.
      Estimated useful lives are based on management's best estimate of the purchase price allocation, and have not been finalized based on the results of an independent valuation.

(C)- Adjustment for shares that would have been issued in connection with acquisitions if they had occurred on January 1, 2005, calculated as follows:

                                                                              Mobot       12Snap           Total
                                                                           ------------ ------------    -------------
NeoMedia stock price around January 1, 2005 (measurement date)                  $0.261       $0.261
Total stock consideration                                                   $6,500,000  $19,500,000      $26,000,000
                                                                           ------------ ------------    -------------
    Pro forma number of shares of NeoMedia to be treated as purchase
price consideration                                                         24,904,215   74,712,644       99,616,858
                                                                           ============ ============    =============

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NeoMedia Technologies, Inc.
                                            (Registrant)


Date: May 5, 2006                           By: /s/ Charles T. Jensen
      -----------                               --------------------------------
                                            Charles T. Jensen, President,
                                            Chief Executive Officer and Director

                                  EXHIBIT INDEX

   Exhibit No.    Description
   -----------    -----------
     23.1         Consent of Ernst & Young AG, Independent Auditors of 12Snap AG